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                 LIFETIME GUARANTEED WITHDRAWAL BENEFIT RIDER
                             CERTIFICATE SCHEDULE

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
LIFETIME GWB EFFECTIVE DATE:                                [September 15, 2007]

MINIMUM LIFETIME INCOME AGE:                                [59  1/2]

MAXIMUM BENEFIT AMOUNT:                                     [$5,000,000]

COMPOUNDING INCOME PERIOD END DATE:                         [10th Certificate Anniversary]

COMPOUNDING INCOME PERCENTAGE:                              [5%]

GWB WITHDRAWAL RATE:                                        [5%]

AUTOMATIC STEP-UP DATE:                                     [Every Certificate Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:                              [85]

MAXIMUM RIDER CHARGE:                                       [0.95%]

LIFETIME GWB INVESTMENT DIVISIONS AVAILABLE FOR ALLOCATIONS [MetLife Conservative Allocation Portfolio, MetLife
AND TRANSFERS:                                              Conservative to Moderate Allocation Portfolio, MetLife
                                                            Moderate Allocation Portfolio, MetLife Moderate to Aggressive
                                                            Allocation Portfolio]

LIFETIME GWB FEE RATE:                                      [0.50%]

LIFETIME GWB CANCELLATION WINDOW PERIODS:                   [30 day period following the 5th, 10th, and 15th and later
                                                            Certificate Anniversaries]
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